Media Contact:
Dana Stelsel
Director, Corporate Communications
(765) 771-5766
dana.stelsel@wabashnational.com

Investor Relations:
Ryan Reed
Director of Investor Relations
(765) 771-5805
ryan.reed@wabashnational.com

Wabash National Corporation Announces First Quarter 2019 Results

•	Strong demand drives 9 percent year-over-year increase in Q1 2019 revenue, quarterly sales of $533M

•	Q1 2019 backlog increased 29 percent year-over-year to $1.6 billion

•	Q1 2019 operating margin of 4.7% shows sequential improvement from Q4 2018, Final Mile Products achieves 390 bps of sequential operating margin improvement

•	Earnings per share of $0.27 in Q1 2019, slightly ahead of expectations

•	2019 full year EPS outlook maintained at $1.50 to $1.70 per diluted share

LAFAYETTE, Ind. – May 1, 2019 – Wabash National Corporation (NYSE: WNC), a diversified industrial manufacturer and a leading producer of semi-trailers, truck bodies and liquid transportation systems, today reported results for the quarter ended March 31, 2019.
Net sales for the first quarter 2019 increased 9 percent to $533 million from $491 million in the prior year quarter, while each of the Company’s three segments contributed to top-line growth as market demand remained strong. The company achieved an operating margin of 4.7% during first quarter 2019, which represents an improvement of 100 basis points sequentially from the fourth quarter of 2018, highlighting the progress the company has made in addressing continuing challenges in the manufacturing environment. Operating income was $25.2 million in the first quarter of 2019.
“We are off to a good start in 2019, with the first quarter coming in slightly ahead of our initial expectations. We delivered revenue of $533 million which is a record amount for the first quarter and a 9 percent increase over the same quarter of last year." explained Brent Yeagy, president and chief executive officer. "Although the manufacturing environment remains challenging, the operating decisions and commercial strategies that we launched last year to offset these pressures pulled through as expected in the form of a sequential increase in margins. We expect that our execution of the Wabash Management System will allow us to continue to deliver on our guidance for improved margins in 2019.”
Net income for the first quarter 2019 was $14.8 million, or 27 cents per diluted share. Adjusted non-GAAP net income for the first quarter was $15.1 million or 27 cents per share, compared to 28 cents in the first quarter of 2018. Operating EBITDA, a non-GAAP measure that excludes the effects of certain items, for the first quarter 2019 was $38.3 million, or 7.2 percent of net sales.
Mr. Yeagy continued, “Industry volumes are proving to be strong in 2019, as reflected by the strength of our backlog. We continue to work diligently to mitigate the operational and supply chain headwinds that accompany such high levels of demand. Based on the positive results from our actions to address our operational environment in Q1 and continued strong market conditions, we're pleased to maintain our full-year EPS outlook of $1.50 to $1.70.”

Business Segment Highlights
The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the first quarter of 2019 and 2018. A complete disclosure of the results by individual segment is included in the tables following this release.

	Commercial Trailer Products		Diversified Products		Final Mile Products
Three Months Ended March 31,	2019	2018	2019	2018	2019	2018
	(dollars in thousands)
New trailers shipped	12,400	12,650	700	550	—	—
Net sales	$341,045	$327,422	$99,648	$95,203	$100,849	$75,459
Gross profit	$35,940	$36,522	$20,099	$17,298	$13,524	$11,532
Gross profit margin	10.5%	11.2%	20.2%	18.2%	13.4%	15.3%
Income (loss) from operations	$26,321	$29,481	$8,044	$5,028	$1,869	$609
Income (loss) from operations margin	7.7%	9.0%	8.1%	5.3%	1.9%	0.8%
Commercial Trailer Products’ net sales for the first quarter increased $13.6 million, or 4.2 percent, to $341 million. Gross profit margin for the first quarter decreased 70 basis points as compared to the prior year period primarily due to the impact of higher material costs and supplier disruptions. Operating income decreased $3.2 million, or 10.7 percent, from the first quarter last year to $26.3 million, or 7.7 percent of net sales.
Diversified Products’ net sales for the first quarter were $100 million, an increase of $4.4 million, or 4.7 percent, as compared to the prior year, due primarily to increased demand for liquid tank trailers. Gross profit and profit margin as compared to the prior year period increased $2.8 million and 200 basis points, respectively, as pricing initiatives took hold to recover cost increases from the prior year. Operating income in the first quarter of 2019 was $8.0 million, or 8.1 percent of net sales, representing an increase of $3.0 million as compared to the prior year period.
Final Mile Products’ net sales for the first quarter totaled $101 million, an increase of $25.4 million, or 33.6 percent, as compared to the prior year, due to market strength and the operational and technology advantages Wabash brings to the truck body space. Gross profit margin for the first quarter decreased 190 basis points as compared to the prior year period primarily due to product mix as well as higher wage costs. Operating income was $1.9 million, or 1.9 percent of net sales, compared to $0.6 million, or 0.8 percent of net sales in the prior year period.
Non-GAAP Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including operating EBITDA, operating EBITDA margin, adjusted operating income, adjusted net income and adjusted earnings per diluted share. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.
Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, acquisition expenses and related charges, impairments, and other non-operating income and expense. Management believes providing operating EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of operating EBITDA, when combined with the GAAP presentations of operating income and net income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of operating EBITDA to net income is included in the tables following this release.
Adjusted operating income, a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income to provide investors with a better understanding of the Company’s view of our results as compared to prior periods. A reconciliation of adjusted operating income to operating income, the most comparable GAAP financial measure, is included in the tables following this press release.

Adjusted net income and adjusted earnings per diluted share, each reflect adjustments for acquisition expenses, the losses attributable to the Company’s extinguishment of debt, impairment charges, executive severance costs, income or losses recognized on the sale and/or closure of former Company locations, adjustments related to the Company’s deferred tax assets as a result of IRS guidance on application of the Tax Cuts and Jobs Act of 2017, and reversal of reserves for uncertain tax positions. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of each of adjusted net income and adjusted earnings per diluted share to net income and net income per diluted share is included in the tables following this release.
First Quarter 2019 Conference Call
Wabash National will discuss its results during its quarterly investor conference call on Wednesday, May 1, 2019, beginning at 10:00 a.m. EDT.  The call and an accompanying slide presentation will be accessible on the "Investors" section of the Company’s website www.wabashnational.com. The conference call will also be accessible by dialing (844) 778-4139, conference ID 6886327. A replay of the call will be available on the site shortly after the conclusion of the presentation.
About Wabash National Corporation
Headquartered in Lafayette, Indiana, Wabash National Corporation (NYSE: WNC) is a diversified industrial manufacturer and a leading producer of semi-trailers, truck bodies and liquid transportation systems. Established in 1985, the Company manufactures a diverse range of products including: dry freight and refrigerated trailers, platform trailers, bulk tank trailers, dry and refrigerated truck bodies, truck-mounted tanks, intermodal equipment, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade and pharmaceutical equipment. Its innovative products are sold under the following brand names: Wabash National®, Beall®, Benson®, Brenner® Tank, Bulk Tank International, DuraPlate®, Extract Technology®, Supreme®, Transcraft®, Walker Engineered Products, and Walker Transport. Learn more at www.wabashnational.com.
Safe Harbor Statement
This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer and truck body shipments, backlog, expectations regarding demand levels for trailers, truck bodies, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies, our expectations for improved financial performance during the course of the year and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the continued integration of Supreme into the Company’s business, adverse reactions to the transaction by customers, suppliers or strategic partners, uncertain economic conditions including the possibility that customer demand may not meet our expectations, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes and costs of indebtedness. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.
# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - dollars in thousands)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$151,916	$132,690
Accounts receivable, net	185,745	181,064
Inventories	256,980	184,404
Prepaid expenses and other	52,669	51,261
Total current assets	647,310	549,419
Property, plant, and equipment, net	206,719	206,991
Deferred income taxes	—	—
Goodwill	311,049	311,084
Intangible assets	205,232	210,328
Other assets	38,322	26,571
Total assets	$1,408,632	$1,304,393
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$1,880	$1,880
Current portion of finance lease obligations	313	299
Accounts payable	231,168	153,113
Other accrued liabilities	127,222	116,384
Total current liabilities	360,583	271,676
Long-term debt	502,757	503,018
Finance lease obligations	625	714
Deferred income taxes	32,624	34,905
Other non-current liabilities	28,437	20,231
Total liabilities	925,026	830,544
Commitments and contingencies
Stockholders' equity:
Common stock 200,000,000 shares authorized, $0.01 par value, 55,424,133 and 55,135,788 shares outstanding, respectively	749	744
Additional paid-in capital	631,674	629,039
Retained earnings	160,512	150,244
Accumulated other comprehensive loss	(3,859)	(3,343)
Treasury stock at cost, 19,555,383 and 19,372,735 common shares, respectively	(305,470)	(302,835)
Total stockholders' equity	483,606	473,849
Total liabilities and stockholders' equity	$1,408,632	$1,304,393

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
Net sales	$533,174	$491,319
Cost of sales	464,484	427,200
Gross profit	68,690	64,119
General and administrative expenses	30,140	25,109
Selling expenses	8,223	8,345
Amortization of intangible assets	5,129	4,941
Acquisition expenses	—	68
Impairment	—	—
Income from operations	25,198	25,656
Other income (expense):
Interest expense	(7,090)	(7,454)
Other, net	(169)	7,916
Other expense, net	(7,259)	462
Income before income tax	17,939	26,118
Income tax expense	3,159	4,846
Net income	$14,780	$21,272
Net income per share:
Basic	$0.27	$0.37
Diluted	$0.27	$0.35
Weighted average common shares outstanding (in thousands):
Basic	55,268	57,793
Diluted	55,770	60,850

Dividends declared per share	$0.080	$0.075

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - dollars in thousands)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income	$14,780	$21,272
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,420	5,163
Amortization of intangibles	5,129	4,941
Net loss (gain) on sale of property, plant and equipment	486	(6,013)
Loss on debt extinguishment	—	174
Deferred income taxes	(2,281)	(23)
Stock-based compensation	2,586	2,657
Non-cash interest expense	260	675
Changes in operating assets and liabilities
Accounts receivable	(4,681)	(45,910)
Inventories	(72,576)	(58,393)
Prepaid expenses and other	(1,279)	591
Accounts payable and accrued liabilities	84,770	63,943
Other, net	1,152	(1,120)
Net cash provided by (used in) operating activities	33,766	(12,043)
Cash flows from investing activities:
Capital expenditures	(6,802)	(6,060)
Proceeds from sale of property, plant and equipment	29	9,523
Other, net	—	3,060
Net cash (used in) provided by investing activities	(6,773)	6,523
Cash flows from financing activities:
Proceeds from exercise of stock options	55	861
Dividends paid	(4,627)	(4,692)
Borrowings under revolving credit facilities	140	254
Payments under revolving credit facilities	(140)	(254)
Principal payments under finance lease obligations	(75)	(71)
Principal payments under term loan credit facility	(470)	(471)
Principal payments under industrial revenue bond	—	(92)
Debt issuance costs paid	(15)	—
Convertible senior notes repurchase	—	(17,183)
Stock repurchase	(2,635)	(5,412)
Net cash used in financing activities	(7,767)	(27,060)
Cash, cash equivalents, and restricted cash:
Net increase (decrease) for the period	19,226	(32,580)
At beginning of period	132,690	191,521
At end of period	$151,916	$158,941
Supplemental disclosures of cash flow information:
Cash paid for interest	$2,403	$2,094
Cash paid for income taxes	$111	$(845)

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

Three Months Ended March 31,	Commercial Trailer Products	Diversified Products	Final Mile Products	Corporate and Eliminations	Consolidated
2019
New trailers shipped	12,400	700	—	—	13,100
Used trailers shipped	50	25	—	—	75

New Trailers	$325,819	$45,799	$—	$—	$371,618
Used Trailers	137	587	—	—	724
Components, parts and service	10,333	35,884	3,416	(7,920)	41,713
Equipment and other	4,756	17,378	97,433	(448)	119,119
Total net external sales	$341,045	$99,648	$100,849	$(8,368)	$533,174
Gross profit	$35,940	$20,099	$13,524	$(873)	$68,690
Income (Loss) from operations	$26,321	$8,044	$1,869	$(11,036)	$25,198

2018
New trailers shipped	12,650	550	—	—	13,200
Used trailers shipped	500	50	—	—	550

New Trailers	$310,318	$33,839	$—	$—	$344,157
Used Trailers	4,407	1,086	—	—	5,493
Components, parts and service	8,648	33,968	2,413	(6,762)	38,267
Equipment and other	4,049	26,310	73,046	(3)	103,402
Total net external sales	$327,422	$95,203	$75,459	$(6,765)	$491,319
Gross profit	$36,522	$17,298	$11,532	$(1,233)	$64,119
Income (Loss) from operations	$29,481	$5,028	$609	$(9,462)	$25,656

WABASH NATIONAL CORPORATION
SEGMENT AND COMPANY FINANCIAL INFORMATION
(Unaudited - dollars in thousands)

	Three Months Ended March 31,
	2019	2018
Commercial Trailer Products
Income from operations	$26,321	$29,481

Diversified Products
Income from operations	8,044	5,028

Final Mile Products
Income from operations	1,869	609
Adjustments:
Acquisition expenses and related charges	—	915
Adjusted operating income	1,869	1,524

Corporate
Income from operations	(11,036)	(9,462)
Adjustments:
Acquisition expenses and related charges	—	68
Adjusted operating income	(11,036)	(9,394)

Consolidated
Income from operations	25,198	25,656
Adjustments:
Acquisition expenses and related charges	—	983
Adjusted operating income	$25,198	$26,639

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Unaudited - dollars in thousands, except per share amounts)

Operating EBITDA[1]:	Three Months Ended March 31,
	2019	2018
Net income	$14,780	$21,272
Income tax expense	3,159	4,846
Interest expense	7,090	7,454
Depreciation and amortization	10,549	10,104
Stock-based compensation	2,586	2,657
Acquisition expenses	—	567
Other non-operating income	169	(7,916)
Operating EBITDA	$38,333	$38,984

Adjusted Net Income[2]:	Three Months Ended March 31,
	2019	2018
Net income	$14,780	$21,272
Adjustments:
Facility transactions[3]	488	(7,123)
Loss on debt extinguishment	—	174
Acquisition expenses and related charges	—	983
Tax effect of aforementioned items	(126)	1,551
Adjusted net income	$15,142	$16,857

Adjusted Diluted Earnings Per Share[2]:	Three Months Ended March 31,
	2019	2018
Diluted earnings per share	$0.27	$0.35
Adjustments:
Facility transactions[3]	—	(0.12)
Acquisition expenses and related charges	—	0.02
Tax effect of aforementioned items	—	0.03
Adjusted diluted earnings per share	$0.27	$0.28

Weighted average number of diluted shares outstanding (in thousands)	55,770	60,850
1Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, acquisition expenses and related charges, and other non-operating income and expense.
2Adjusted net income and adjusted earnings per diluted share reflect adjustments for acquisition expenses, the losses attributable to the Company’s extinguishment of debt, income or losses recognized on the sale and/or closure of former Company locations, adjustments related to the Company’s deferred tax assets as a result of IRS guidance on application of the Tax Cuts and Jobs Act of 2017, and reversal of reserves for uncertain tax positions.
3Facility transactions in 2018 and 2019 relate to gains and/or losses incurred for the sale or closure of former Company locations.